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                                  EXHIBIT 23.3





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RP FINANCIAL, LC.
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Financial Services Industry Consultants



                                                              March 19, 2004



Board of Directors
Monadnock Community Bank
One Jaffrey Road
Peterborough, New Hampshire  03458

Members of the Board of Directors:

        We hereby consent to the use of our firm's name in the Form MHC-1 and the Form MHC-2, and any amendments thereto, for Monadnock Community Bank. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings, and the Registration Statement on Form SB-2, and any amendments thereto, including the prospectus of Monadnock Community Bancorp, Inc..


                                                       Sincerely,
                                                       RP FINANCIAL, LC.

                                                      /s/ RP Financial, LC.








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